Exhibit k.7

TORTOISE CAPITAL RESOURCES CORPORATION
(a Maryland corporation)
466,666.66 Preferred Shares
70,000 Warrants
PURCHASE AGREEMENT
Dated: December 22, 2006

PURCHASE AGREEMENT
TORTOISE CAPITAL RESOURCES CORPORATION
(a Maryland corporation)
466,666.66 Preferred Shares
(Par Value $.001 Per Share)
70,000 Warrants
     THIS PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of 9:00 a.m. on December 22, 2006 by and among Tortoise Capital Resources Corporation, a Maryland corporation (the “Company”), Tortoise Capital Advisors, LLC, a Delaware limited liability company (the “Adviser”), and each of the undersigned prospective purchasers (individually, a “Purchaser” and collectively, the “Purchasers”).
     WHEREAS, the Company proposes, subject to the terms and conditions stated herein, to issue and sell in a private placement 466,666.66 shares of preferred stock, par value $.001 per share (the “Preferred Shares”), and 70,000 warrants (the “Warrants”) of the Company to certain accredited investors as defined in Rule 501(a)(3), (4), (5), (6), (7) or (8) (the “Purchasers”) under the Securities Act of 1933, as amended (the “1933 Act”), in reliance upon exemption from registration pursuant to Section 4(2) of the 1933 Act, by means of and on the terms and in the manner set forth herein.
     WHEREAS, the 466,666.66 Preferred Shares and the 70,000 Warrants to be sold by the Company to Purchasers hereunder are being sold in units in which each Preferred Share is being sold for $15.00 per share, and for each ten (10) Preferred Shares purchased by any Purchaser, such Purchaser shall receive one and one-half (1.5) Warrants (each such unit of ten (10) Preferred Shares and 1.5 Warrants is hereinafter referred to as a “Unit” and all Preferred Shares and Warrants sold hereunder are hereinafter called the “Securities”).
     WHEREAS, Purchasers acknowledge that they, and any subsequent purchasers (“Subsequent Purchasers”), that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including any exemption afforded by the rules and regulations promulgated under the 1933 Act by the Securities and Exchange Commission (the “Commission”)). In addition, the Purchasers acknowledge they are only permitted to transfer the Securities to persons who are “qualified purchasers” within the meaning of Section 3(c)(7) of the Investment Company Act of 1940 (the “1940 Act”) and the rules promulgated thereunder and the Subsequent Purchasers will only be permitted to transfer the Securities to persons who are “qualified purchasers.”
     WHEREAS, the Company has entered into an Investment Advisory Agreement (the “Investment Advisory Agreement”) with the Adviser, which is subject to the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”).

     SECTION 1. Representations and Warranties.
     (a) Representations and Warranties by the Company. The Company and the Adviser, jointly and severally, represent and warrant to each Purchaser as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, as follows (the Company and the Adviser are entering into a separate Purchase Agreement dated of even date herewith, and the representations and warranties made herein are made without giving effect to that agreement):
     (i) Information. The Company has made available to each Purchaser: (i) a copy of the Pre-Effective Amendment No. 1 on Form N-2 filed with the Commission by the Company on November 9, 2006, relating to the anticipated offering of shares of common stock (the “Common Stock”) of the Company; (ii) additional information about investments made by the Company since the date of that filing; (iii) information about one or more investments expected to be made by the Company; (iv) the Company’s Schedule of Investments as of November 30, 2006; (v) the Articles Supplementary for the Series A Redeemable Preferred Stock (the “Articles Supplementary”), in the form attached hereto as Exhibit A, reflecting the rights of the Preferred Shares; (vi) the proxy statements and third quarter shareholder report sent to Company shareholders; (vii) a pro forma capitalization table reflecting the transaction contemplated herein; and (viii) the form of Warrant (collectively, the “Disclosure Material”). The Disclosure Material does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (ii) Independent Accountants. The accountants for the Company are (A) independent public accountants as required by the 1933 Act and the 1933 Act Regulations, (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 under Regulation S-X and (C) a registered public accounting firm as defined by the Public Company Accounting Oversight Board (“PCAOB”), whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.
     (iii) Financial Statements. The unaudited financial statements published by the Company and made available to the Purchasers, together with the related notes, present fairly the financial position of the Company as of the date indicated, and the audited financial statements of the Company have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved.
     (iv) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business and to enter into and perform its obligations under this Agreement, the Investment Advisory Agreement and the Warrants; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not be reasonably likely to result in a material adverse change in the condition, financial or otherwise, or in the business affairs or business prospects of the Company or its Subsidiary, whether or not arising in the ordinary course of business (a “Material Adverse Effect”).
     (v) Subsidiaries. The Company has one subsidiary, Mowood, LLC (the “Subsidiary”). The Company owns all of the equity interests in the Subsidiary. The Subsidiary has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has power and authority to own, lease and operate its properties and to conduct its business; and the Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not be reasonably likely to result in a Material Adverse Effect.
     (vi) Capitalization. The Company is authorized to issue 100 million shares of its Common Stock, of which 3,066,667 shares are currently issued and outstanding. The Company is authorized to issue 10 million shares of Preferred Stock, of which no such shares are currently issued and outstanding. In addition, the Company has previously issued 772,124 warrants to purchase shares of Common Stock. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of preemptive or other similar rights of any securityholder of the Company. Except as contemplated herein or set forth above, as of the date of this Agreement and as of the Closing Time, there are no outstanding options, warrants, scrip, rights to subscribe to, or calls of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or its Subsidiary, or arrangements by which the Company or its Subsidiary is or may become bound to issue additional shares of capital stock of the Company or its Subsidiary (whether pursuant to anti-dilution, “reset” or other similar provisions).
     (vii) Authorization of Agreements. This Agreement, the Articles Supplementary, the Warrants, and the Investment Advisory Agreement have each been duly authorized, executed and delivered by the Company. This Agreement, the Articles Supplementary, and the Investment Advisory Agreement are, and when issued the Warrants will be, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and (ii) enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     (viii) Authorization and Description of Securities. The Securities have been duly authorized for issuance and sale by the Company to the Purchasers pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable and free and clear of any liens imposed by or through the Company; the Preferred Shares and the Warrants conform to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.
     (ix) Absence of Defaults and Conflicts. The Company is not in violation of its articles or by-laws or in default (and no event has occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject (collectively, “Agreements and Instruments”) except for such defaults that would not be reasonably likely to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Articles Supplementary, the Warrants and the Investment Advisory Agreement, and the consummation of the transactions contemplated herein and therein (including the issuance and sale of the Securities) and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, the Agreements and Instruments, nor will such action result in any violation of the provisions of the articles or by-laws of the Company, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations.
     (x) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against the Company or its Subsidiary, or that is reasonably likely to materially and adversely affect the properties or assets of the Company or its Subsidiary or the consummation of the transactions contemplated in this Agreement, the Articles Supplementary, the Warrants, and the Investment Advisory Agreement, or the performance by the Company of its obligations hereunder or thereunder. Neither the Company nor its Subsidiary is a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that has had or would reasonably be expected to have a Material Adverse Effect.
     (xi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained.

     (xii) Possession of Licenses and Permits. The Company possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it or proposed to be operated by it immediately following the offering of the Securities, except where the failure so to possess is not reasonably likely to, singly or in the aggregate, result in a Material Adverse Effect; the Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply is not reasonably likely to, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect is not reasonably likely to, singly or in the aggregate, result in a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
     (xiii) Employees and Executives. The Company is not aware that (A) any executive, key employee or significant group of employees of the Company or its Subsidiary plans to terminate employment with the Company or its Subsidiary or (B) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar arrangement that would be violated by the present or proposed business activities of the Company, its Subsidiary or the Adviser.
     (xiv) No General Solicitation. None of the Company or its respective affiliates or any person acting on its or any of their behalf (i) has engaged or will engage, in connection with the offering or sale of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act, (ii) has, directly or indirectly, made any offers or sales of the Securities or solicited any offers to buy the Securities, under any circumstances that would require registration of the Securities under the 1933 Act or (iii) has issued any shares of Common Stock or shares of any series of Preferred Stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock which would be integrated with the sale of the Securities to the Purchasers, nor will the Company, its Subsidiary or any affiliates take any action or steps that would require registration of the contemplated sale of the Securities under the 1933 Act or cause the offering of the Securities to be so integrated with other offerings.
     (xv) No 1933 Act Registration Required. (A) Subject to compliance by the Purchasers with the representations and warranties set forth in Section 2 and the procedures set forth in Section 5 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities by the Company to the Purchasers in the manner contemplated by this Agreement to register the Securities under the 1933 Act.
     (xvi) No 1940 Act Registration Required. Subject to compliance by the Purchasers with the representations and warranties set forth in Section 2 and the procedures set forth in Section 5 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Purchasers in the manner contemplated by this Agreement and the Offering Memorandum to register the Company under the 1940 Act.
     (xvii) Accounting Controls. The Company has established and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions will be executed in accordance with management’s authorization; (B) transactions will be recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets will be permitted only in accordance with management’s authorization; (D) the recorded accountability for assets will be compared with the existing assets at reasonable intervals and appropriate action will be taken with respect to any differences; (E) material information relating to the Company will be promptly made known to the officers responsible for establishing and maintaining the system of internal accounting controls; and (F) any significant deficiencies or weaknesses in the design or operation of internal accounting controls that could adversely affect the Company’s ability to record, process, summarize and report financial data, and any fraud whether or not material that involves management or other employees who have a significant role in internal controls, will be adequately and promptly disclosed to the Company’s independent auditors and the audit committee of the Company’s board of directors.
     (xviii) No Extension of Credit. The Company has not, directly or indirectly, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company.
     (xix) Financial Condition; Taxes.
          (a) The Company’s financial condition is, in all material respects, as described in the Disclosure Material, except for changes in the ordinary course of business and normal year-end adjustments that are not, in the aggregate, materially adverse to the consolidated business or financial condition of the Company and its Subsidiary taken as a whole. Except as otherwise described in the Disclosure Material, there has been no (i) material adverse change to the Company’s business, operations, properties, financial condition, prospects or results of operations since the date of the Company’s most recent financial statements contained in the Disclosure Material or (ii) change by the Company in its accounting principles, policies and methods except as required by changes in GAAP.
          (b) Each of the Company and the Subsidiary has prepared in good faith and duly and timely filed all tax returns required to be filed by it and such returns are complete and accurate in all material respects and the Company and its Subsidiary have paid all taxes required to have been paid by them, except for taxes which they reasonably dispute in good faith or the failure of which to pay has not had or would not reasonably be expected to have a Material Adverse Effect.

     (xx) Fees. The Company is not obligated to pay any compensation or other fee, cost or related expenditure to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby. The Company will indemnify and hold harmless the Purchasers from and against any claim by any person or entity alleging that any Purchaser is obligated to pay any such compensation, fee, cost or related expenditure in connection with the transactions contemplated hereby.
     (xxi) Disclosure. There is no fact known to the Company which has had a Material Adverse Effect, and there is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect, except as may have been disclosed in writing to the Purchasers or as set forth in the Disclosure Material.
     (xxii) Insurance. The Company maintains insurance for itself and its Subsidiary in such amounts and covering such losses and risks as is reasonably prudent and customary in the businesses in which the Company and its Subsidiary are engaged. No notice of cancellation has been received for any of such policies and the Company is in compliance with all of the terms and conditions thereof. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.
     (xxi) Transfer Taxes. No stock transfer or other taxes (other than income taxes) are required to be paid in connection with the issuance and sale of any of the Securities, other than such taxes for which the Company has established appropriate reserves and intends to pay in full.
     (xxii) Absence of Undisclosed Liabilities. As of the date hereof, the Company does not have any material liabilities (absolute, contingent, accrued or otherwise) in respect of the business other than: (a) liabilities reflected in the financial statements made available to the Purchasers; (b) liabilities incurred since the date of the financial statements in the ordinary course of business; (c) obligations of continued performance under contracts and other commitments and arrangements entered into in the ordinary course of the business; and (d) liabilities under this Agreement. As of the Closing Time, the Company has in place a credit facility with a single lender permitting it to borrow up to $15 million, of which approximately $12 million has been borrowed.
     (b) Representations and Warranties of the Adviser. The Adviser represents to each Purchaser as of the date hereof and, as of the Closing Time referred in Section 2(b) hereof, as follows (the Company and the Adviser are entering into a separate Purchase Agreement dated of even date herewith, and the representations and warranties made herein are made without giving effect to that agreement):
     (i) Good Standing. The Adviser has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, and has limited liability company power and authority to own, lease and operate its properties and to conduct its business and to enter into and perform its obligations under this Agreement; the Adviser also has limited liability company power and authority to execute and deliver and perform its obligations under the Investment Advisory Agreement; the Adviser is duly qualified to transact business as a foreign entity and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of ownership or leasing of its property or the conduct of business, except where the failure to qualify or be in good standing would not be reasonably likely to result in a material adverse change in the condition, financial or otherwise, or in the business affairs, business prospects or regulatory status of the Adviser, whether or not arising in the ordinary course of business, or that would otherwise prevent the Adviser from carrying out its obligations under the Investment Advisory Agreement (and “Advisor’s Material Adverse Effect”).
     (ii) Registration Under Advisers Act. The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the 1940 Act or the applicable published rules and regulations thereunder from acting under the Investment Advisory Agreement for the Company. There does not exist any proceeding or, to the Adviser’s knowledge, any facts or circumstances the existence of which could lead to any proceeding which might adversely affect the registration of the Adviser with the Commission.
     (iii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Adviser, threatened, against or affecting the Adviser that might result in a Material Adverse Effect or an Adviser’s Material Adverse Effect, or which might materially and adversely affect the properties or assets of the Company or the consummation of the transactions contemplated in this Agreement or the performance by the Adviser of its obligations hereunder.
     (iv) Absence of Defaults and Conflicts. The Adviser is not in violation of its limited liability company operating agreement or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Adviser is a party or by which it may be bound, or to which any of the property or assets of the Adviser is subject (collectively, the “Adviser Agreements and Instruments”), or in violation of any law, statute, rule, regulation, judgment, order or decree except for such violations or defaults that would not be reasonably likely to result in a Material Adverse Effect or an Adviser’s Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities) and compliance by the Adviser with its obligations hereunder and under the Investment Advisory Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Adviser Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser pursuant to, the Adviser Agreements and Instruments, nor will such action result in any violation of the provisions of the limited liability company operating agreement of the Adviser, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Adviser or any of its assets, properties or operations. As used herein, an “Adviser Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Adviser.
     (v) Authorization of Agreements. This Agreement and the Investment Advisory Agreement have been duly authorized, executed and delivered by the Adviser. This Agreement and the Investment Advisory Agreement are valid and binding obligations of the Adviser, enforceable against it in accordance with its terms, except (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and (ii) enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     (vi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Adviser of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have already been made or obtained.
     (vii) Financial Resources. The Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated under this Agreement and the Investment Advisory Agreement.
     (viii) Possession of Licenses and Permits. The Adviser possesses such Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect or an Adviser’s Material Adverse Effect; the Adviser is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect or an Adviser’s Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect or an Adviser’s Material Adverse Effect; and the Adviser has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect or an Adviser’s Material Adverse Effect.

     (ix) Employment Status. The Adviser is not aware that (A) any executive, key employee or significant group of employees of the Adviser plans to terminate employment with the Adviser (B) any such executive or key employee is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Adviser except where such termination or violation would not constitute a Material Adverse Effect or an Adviser’s Material Adverse Effect.
     (x) Internal Controls. The Adviser operates a system of internal controls sufficient to provide reasonable assurance that (A) transactions effectuated by it under the Investment Advisory Agreement are executed in accordance with its management’s general or specific authorization; and (B) access to the Company’s assets is permitted only in accordance with its management’s general or specific authorization.
     (c) Representations and Warranties by each Purchaser. Each Purchaser, severally and not jointly, represents and warrants to the Company and the Adviser as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, as follows:
     (i) Securities Law Representations and Warranties.
               (A) The Purchaser (i) is an “accredited purchaser” as defined in Rule 501(a)(3), (4), (5), (6), (7) or (8) under the 1933 Act, (ii) has the knowledge, sophistication and experience necessary to make, and is qualified to make decisions with respect to, investments in securities representing an investment decision like that involved in the purchase of the Securities and investments in companies comparable to the Company, (iii) can bear the economic risk of a total loss of its investment in the Securities and (iv) has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Securities, including the Disclosure Material;
               (B) The Purchaser is acquiring the Securities for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof;
               (C) The Purchaser was not organized for the specific purpose of acquiring the Securities;
               (D) The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in compliance with the 1933 Act, applicable state securities laws and the respective rules and regulations promulgated thereunder;
               (E) The Purchaser understands that the Securities are being offered and sold in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, representations, warranties, agreements, acknowledgements and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities;

               (F) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of an investment in the Securities nor have such authorities passed upon or endorsed the merits of this transaction;
               (G) The Purchaser acknowledges that the Company has represented that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Securities, or possession or distribution of offering materials in connection with the issue of the Securities, in any jurisdiction outside the United States where action for that purpose is required. If the Purchaser is located or domiciled outside the United States it agrees to comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense;
               (H) The Purchaser has been furnished with all materials relating to the business, financial condition, results of operations, properties, management, operations and prospects of the Company, including materials relating to the terms and conditions of the offer and sale of the Securities which have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the Company and has received answers from an authorized representative of the Company that are satisfactory to the Purchaser. Notwithstanding the foregoing, in entering into this Agreement, the Purchaser represents that it is relying solely on the representations, warranties, covenants and agreements set forth in this Agreement, which document supersedes and replaces any other written or oral information communicated to the Purchaser;
               (I) The Purchaser has independently evaluated the merits of its decision to purchase Securities pursuant to this Agreement; and
               (J) The Purchaser is a “Qualified Purchaser” as defined in Section 2(a)(51) of, and of related rules under, the 1940 Act, as amended and that either: (i) the information related to the status of the Purchaser as a Qualified Purchaser provided in the subscription agreement delivered to the Company as part of the prior offering by the Company of its common stock and warrants has not changed and is true and complete in all respects as of the date of this Agreement, or (ii) a subscription agreement has been completed, executed, and delivered to the Company confirming the status of the Purchaser as a Qualified Purchaser as of the date of this Agreement.
     (ii) Legends.
               (A) The Purchaser understands that, until the end of the applicable holding period under Rule 144(k) of the 1933 Act (or any successor provision) with respect to the Securities, any stock certificate representing the Securities shall bear a legend in the form attached hereto as Exhibit C. That legend shall be removed if, in connection with a sale transaction, such holder provides the Company with (i) confirmation that the purchaser is a “qualified purchaser” as defined in Section 2(a)(51)(A) of the 1940 Act, if the transaction is to take place prior to the Company being subject to the 1940 Act, and (ii) either (A) an opinion of counsel reasonably acceptable to the Company to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, or (B) the transaction is to take place after expiration of the applicable two-year holding period under Rule 144(k) of the 1933 Act (or any successor rule); provided that the Purchaser is not and has not been within three months prior to such date, an “affiliate” of the Company (as such term is defined in Rule 144 of the 1933 Act). The Company may make a notation on its records and/or provide instruction to its transfer agent regarding the Company’s stock transfer records, consistent with the provisions of this paragraph.
               (B) The Purchaser understands that, in the event Rule 144(k) as promulgated under the 1933 Act (or any successor rule) is amended to change the two-year period under Rule 144(k) (or the corresponding period under any successor rule), (i) each reference in this Section 1(c)(ii) to “two years” or the “two-year period” shall be deemed for all purposes of this Agreement to be references to such changed period, and (ii) all corresponding references in the Securities shall be deemed for all purposes to be references to the changed period, provided that such changes shall not become effective if they are otherwise prohibited by, or would otherwise cause a violation of, the then-applicable federal securities laws.
     (iii) Authorization; Enforcement; Validity. The Purchaser has full right, power, authority and capacity (corporate, statutory or otherwise) to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. This Agreement constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except (i) to the extent rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws; (ii) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and (iii) enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     (iv) Certain Trading Limitations. The Purchaser (i) represents that on and from the date the Purchaser first became aware of the transaction contemplated herein until the date hereof he, she or it has not and (ii) covenants that for the period commencing on the date hereof and ending on the public announcement of the transaction contemplated herein he, she or it will not, engage in any hedging or other transaction which is designed to or could reasonably be expected to lead to or result in, or be characterized as, a sale, an offer to sell, a solicitation of offers to buy, disposition of, loan, pledge or grant of any right with respect to (collectively, a “Disposition”) the Securities of the Company by the Purchaser or any other person or entity in violation of the 1933 Act. Such prohibited hedging or other transactions would include without limitation effecting any short sale or having in effect any short position (whether or not such sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to the Securities of the Company or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Securities of the Company.

     (v) No Advice. The Purchaser understands that nothing in this Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.
     SECTION 2. Sale and Delivery to Purchasers; Closing.
     (a) Securities. On the basis of the representations and warranties herein contained, the Company agrees to sell to each Purchaser, severally and not jointly, at a price per share of $15.00, the number of Securities set forth in Schedule A opposite the name of such Purchaser.
     (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Preferred Shares shall be made at the offices of Blackwell Sanders Peper Martin LLP, 4801 Main Street, Kansas City, Missouri 64112, or at such other place as shall be acceptable to the Company, at 2:00 P.M. (Central time) on December 22, 2006, or such other time not later than ten business days after such date as shall be acceptable to the Company (such time and date of payment and delivery being herein called “Closing Time”).
     Payment shall be made to the Company from each of the Purchasers by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Purchasers for the respective accounts of the Purchasers of certificates for the Securities to be purchased by them.
     (c) Denominations; Registration. Certificates for the Preferred Shares shall be in such denominations and registered in such names as are set forth on Schedule A.
     SECTION 3. Covenants.
     (a) Payment of Expenses. The Company and the Adviser, jointly and severally, will pay all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, issuance and delivery of the certificates for the Securities, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities, (ii) the fees and disbursements of the Company’s, and the Adviser’s counsel, accountants and other advisors, (iii) payment of any Blue Sky filing fees and the reasonable fees and disbursements of counsel in connection with the preparation of any Blue Sky Survey and any supplement thereto, (iv) the fees and expenses of any transfer agent or registrar for the Securities, and (v) the costs and expenses of the Company relating to the offering of the Securities. At the Closing Time, the Company will also pay all fees, costs and expenses (including legal fees and expenses of a single law firm selected to represent Purchasers) incurred by all Purchasers in the review and negotiation of this Agreement, the Articles Supplementary for the Preferred Shares and the Warrants.
     (b) Commitment to Vote. The Company has called a meeting of its holders of Common Stock to authorize the issuance of the Warrants. The Purchasers are each holders of Common Stock. Each Purchaser covenants and agrees that it will, at the meeting called to authorize the issuance of the Warrants, vote his, her, or its shares of Common Stock in accordance with the recommendation of the Board of Directors of the Company to authorize the issuance of the Warrants. The Purchasers each hereby grant to the Company a power of attorney to vote his, her, or its shares of Common Stock in favor of authorization of the issuance of the Warrants at the meeting called for that purpose and acknowledge that this power of attorney is coupled with an interest and is irrevocable. Further, each Purchaser hereby expressly authorizes the Company to issue 766,666.66 additional shares of Series A Preferred Stock, and an additional 115,000 warrants to acquire common stock of the Company, pursuant to a purchase agreement entered into of even date herewith. The authorization provided by the Purchasers is to be deemed a unanimous consent of each such Purchaser, as though such consent were obtained at a meeting called for such purpose.
     (c) Additional Warrant Issuance. In the event the Preferred Shares are not redeemed and paid in full by June 30, 2007, the Company shall issue to the holders thereof additional warrants, containing terms identical to the Warrants, in an aggregate number equal to the number of Warrants issued at the Closing Time (or such lesser amount as may be required by Section 61(a)(3) of the 1940 Act). Such additional warrants shall be issued by the Company to the holders of the Preferred Shares as of the end of each calendar month beginning July 31, 2007 and continuing through March 31, 2008 at the rate of one-ninth (1/9th) of the aggregate number of Warrants issuable pursuant to the preceding sentence. Except as contemplated by this paragraph, the Company shall not issue any additional warrants, options, or rights until all Warrants issuable pursuant to this paragraph have been issued. In the event the Company’s ability to issue additional warrants pursuant to this paragraph is constrained by the 1940 Act, the Company will issue the full amount of such warrants at the first point in time at which it is able to do so in compliance with the 1940 Act.
     (d) Repurchase Right. In the event the Company has not consummated, by the close of business on January 2, 2007, the investment contemplated by the December 20, 2006 term sheet entered into with Millenium Midstream Energy, LLC, the Company shall repurchase the Preferred Shares and Warrants for an amount equal to the purchase price set forth on Schedule A plus the dividend that has accrued on the Preferred Shares from the Closing Time through the date of such repurchase. Upon payment of such amounts, the Preferred Shares and the Warrants shall be deemed cancelled and of no further force or effect. If all the Preferred Shares and Warrants are repurchased pursuant to the first sentence of this Section 3(d), the Company shall not be obligated to pay any additional amounts or redemption premium as such concepts may be reflected in the Articles Supplementary of the Preferred Shares.
     (e) Securities Filings. The Company agrees with each Purchaser that it will, following the Closing:
          (i) file a Form D with respect to the Securities issued at the Closing Time as required under Regulation D and to provide a copy thereof to such Purchaser promptly after any request therefor; and
          (ii) take such action as the Company reasonably determines upon the advice of counsel is necessary to qualify the Preferred Shares and Warrants issued at the Closing Time for sale under applicable state or “blue-sky” laws or obtain an exemption therefrom, and shall provide evidence of any such action to such Purchaser at such Purchaser’s request.
     (f) Reservation of Common Stock. The Company shall, at the Closing Time, have authorized and reserved for issuance, free from any preemptive rights, a number of shares of Common Stock equal to the maximum number of shares of Common Stock issuable upon exercise of the outstanding Warrants in full at the exercise price then in effect, in each such case without regard to any limitation or restriction on such conversion or exercise that may be set forth in the documents contemplated hereby.
     (g) Use of Proceeds. The Company shall use the proceeds from the sale of the Preferred Shares for: (i) the purchase of approximately 1,000,000 common units, at approximately $20.00 per unit, of a newly formed partnership that is to acquire Millennium Midstream Energy LLC and its affiliates; and (ii) thereafter, up to $1 million to reduce debt, make other investments, or for working capital.
     (h) Shareholder Approval. From and after the Effective Time until such time as the Company completes an Initial Public Offering (as defined in the Articles Supplementary), the Company shall use commercially reasonable efforts to seek authorization of its common stockholders for the issuance of the Warrants (“Stockholder Approval”) and, in furtherance thereof, the Company shall, at the first meeting of its stockholders after the Closing Time, recommend to its stockholder that such approval be given. In the event that Stockholder Approval is not obtained at the next meeting of the Company’s stockholders, the Company shall continue to use commercially reasonable efforts to seek Stockholder Approval as soon as practicable after such meeting.
     (i) Registration Rights. The Company shall use commercially reasonable efforts to enter into a Registration Rights Agreement with the Purchasers as soon as practicable following the date hereof that is consistent with the registration rights granted previously by the Company; provided, however, that the Purchasers will be subordinate to the holders of registration rights granted previously with respect to piggyback rights. Pursuant to the Registration Rights Agreement, the Company shall be required to register such shares for resale promptly following the last to occur of: (i) the earlier to occur of (A) June 8, 2007, or (B) nine months after completion of the Initial Public Offering; and (ii) the exercise of Warrants resulting in the issuance of at least 66,666 shares of common stock of the Company. The filing of such registration statement shall be accompanied by an agreement between the Company and the Purchasers providing customary indemnification, black-out, and expense allocation provisions that are consistent with such provisions included in the registration rights agreement granted previously by the Company.
     SECTION 4. Conditions of Purchasers’ Obligations. The obligations of the parties hereunder are subject to the accuracy of the representations and warranties of the parties contained in Section 1 hereof or in certificates of any party, the performance by the parties of their respective covenants and other obligations hereunder, and to the following further conditions:

     (a) Officers’ Certificates. (i) At Closing Time, there shall not have been, since the date hereof, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, and the Purchasers shall have received a certificate of the president of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time.
     (ii) At Closing Time, there shall not have been, since the date hereof, any material adverse change in the condition, financial or otherwise, or in the business affairs or business prospects of the Advisor, whether or not arising in the ordinary course of business, and the Purchasers shall have received a certificate of the president of the Advisor, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) and 1(b) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, and (iii) the Advisor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time.
     (b) Confirmation of Purchaser Representations. At Closing Time, payment by each Purchaser of the purchase price set forth on Schedule A to be paid by such Purchaser shall be deemed to provide confirmation by such Purchaser of the representations set forth in Section 1(c) above and confirm compliance by such Purchaser with all agreements and satisfaction of all conditions on its part to be performed or satisfied at or prior to Closing Time.
     (c) No Pending Litigation. At the Closing Time, no legal action, suit, or proceeding shall be pending or overtly threatened seeking to restrain or prohibit the performance of any party hereto of its obligations under this Agreement or to prohibit the transactions contemplated by this Agreement.
     (d) Termination of Agreement. If any condition to the obligations of a Purchaser specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by such Purchaser (but only as to such Purchaser) by notice to the Company at any time at or prior to Closing Time and such termination shall be without liability of any party to any other party. If any condition to the obligations of the Company and Adviser specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Company as to any Purchaser by notice to such Purchaser at any time at or prior to Closing Time and such termination as to such Purchaser shall be without liability of any party to any other party.
     SECTION 5. Subsequent Offers and Resales of the Securities. Each Purchaser and the Company hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:
     (i) Offers and Sales. Offers and sales of the Securities shall be made to such persons and in such manner as is contemplated herein. No offers, sales or deliveries of any of the Securities will be made in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof.
     (ii) No General Solicitation. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering or sale of the Securities.
     (iii) Purchases by Non-Bank Fiduciaries. In the case of a future non-bank purchaser of a Security acting as a fiduciary for one or more third parties, each third party must, in the judgment of the Company, be a “qualified institutional buyer” within the meaning of Rule 144A under the 1933 Act (a “Qualified Institutional Buyer”).
     (iv) Purchaser as Qualified Purchasers. Each future purchaser of a Security shall, in the reasonable judgment of the Company, be a qualified purchaser (a “Qualified Purchaser”) as defined in Section 2(a)(51)(A) of the 1940 Act and related rules.
     (v) No Benefit Plans Purchasers. No future purchaser of a Security shall, in the judgment of the Company, be a benefit plan investor within the meaning of the applicable plan asset regulations, whether or not subject to Title I of ERISA or Section 4975 of the Code.
     (vi) Purchaser Notification. Reasonable steps will be taken by any Purchaser selling the Securities to inform persons acquiring Securities that the Securities (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A, and (C) may not be offered, sold or otherwise transferred except (1) to the Company, (2) inside the United States in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) pursuant to another available exemption from registration under the 1933 Act, (3) until such time as the Company elects to become a business development company under the 1940 Act, to a Qualified Purchaser and (4) until such time as the Preferred Shares qualify as “publicly offered securities” under the Department of Labor Regulation Section 2510.3-101 (the “Plan Asset Regulations”), the Securities may not be sold or transferred to any transferee that is a benefit plan investor within the meaning of the applicable plan asset regulations, whether or not subject to Title I of ERISA or Section 4975 of the Code.
     (vii) Minimum Principal Amount. No sale of the Securities to any one Purchaser will be for less than U.S. $1,000 principal amount and no Security will be issued in a smaller principal amount. If the Purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least U.S. $1,000 principal amount of the Securities.
     SECTION 6. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company and the Adviser submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Purchaser, any person controlling any Purchaser, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.
     SECTION 7. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Purchasers shall be directed to the addresses set forth on the signature page to this Agreement; and notices to the Company and the Adviser shall be directed to them at Tortoise Capital Resources Corporation, 10801 Mastin Boulevard, Suite 222, Overland Park, Kansas 66210, attention Terry Matlack, with a copy to Blackwell Sanders Peper Martin, L.L.P, 4801 Main Street, Suite 1000, Kansas City, MO 64112, attention Steve Carman, Esq.
     SECTION 8. Parties. This Agreement shall inure to the benefit of and be binding upon the Purchasers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Purchasers, the Company and the Adviser any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Purchasers, the Company and the Adviser and their respective successors.
     SECTION 9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     SECTION 10. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
     SECTION 11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     SECTION 12. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
     SECTION 13. Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser hereunder are several and not joint with the obligations of the other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at the Closing Time, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement or the other documents contemplated hereby, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.
     SECTION 14. Remedies. The Company acknowledges and agrees that a breach by it of its obligations hereunder will cause irreparable harm to each Purchaser and that the remedy or remedies at law for any such breach will be inadequate and agrees, in the event of any such breach, in addition to all other available remedies, such Purchaser shall be entitled to an injunction restraining any breach and requiring immediate and specific performance of such obligations without the necessity of showing economic loss. Any party incurring any cost or expense in the successful enforcement of any right granted hereunder (or defending against enforcement of an alleged right) shall be entitled to reimbursement of any such cost or expense (including reasonable attorneys’ fees) from the party against whom successful enforcement is obtained (or which sought unsuccessfully to enforce an alleged right).
[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Purchasers, the Company and the Adviser in accordance with its terms.

Very truly yours,

COMPANY:

TORTOISE CAPITAL RESOURCES CORPORATION

By

	Name:	David J. Schulte
	Title:	President

ADVISER:

TORTOISE CAPITAL ADVISORS, LLC

By

	Name:	David J. Schulte
	Title:	Member

PURCHASERS:

DENNIS L. BAUMANN TRUST A U/T/A DATED 11/24/92

By:

Name:

	Address:	17054 S. Demi Drive
Belton, MO 64102

IRWIN BLITT REVOCABLE TRUST U/A DTD 1/28/79 AS AMENDED

By:

Name:

	Address:	8900 State Line Road
Suite 333
Leawood, KS 66208

GREG BRICKER AND CYNTHIA JEAN CALBERT TEN ENT

By:

Name:

	Address:	308 N.E. Wicklow Court
Lee’s Summit, MO 64064

JOHN T. BOWEN

By:

Name:

	Address:	11705 Manor
Leawood, KS 66211

MAX CAULKINS

By:

Name:

	Address:	1600 Broadway
Suite 1400
Denver, CO 80202

CF PARTNERS, LP

By:

Name:

	Address:	8900 State Line Road
Suite 333
Leawood, KS 66206

KETIH COPAKEN & AMY L. COPAKEN JTWROS

By:

Name:

	Address:	8900 State Line Road
Suite 333
Leawood, KS 66206

JON COPAKEN & SHELLEY COPAKEN TEN ENT

By:

Name:

	Address:	8900 State Line Road
Suite 333
Leawood, KS 66206

JAMES COPAKEN TRUST

By:

Name:

	Address:	8900 State Line Road
Suite 333
Leawood, KS 66206

PAUL COPAKEN REVOCABLE TRUST DTD 10/24/79 AS AMENDED

By:

Name:

	Address:	8900 State Line Road
Suite 333
Leawood, KS 66206

THOMAS M. CRAY REVOCABLE TRUST DTD 10/9/00

By:

Name:

	Address:	9808 Pflumm Road
Lenexa, KS 66215

ROBIN CUNNINGHAM

By:

Name:

	Address:	5521 Crestwood Drive
Kansas City, MO 64110

BRADFORD M. EPSTEN

By:

Name:

	Address:	1030 W. 666th Terrace
Kansas City, MO 64113

JACK FINGERSH DTD 8/21/1992 AS AMENDED

By:

Name:

	Address:	1010 Walnut Street
Suite 500
Kansas City, MO 64106

JAMES S. GERSON REVOCABLE TRUST U/A DTD 4/94

By:

Name:

	Address:	5353 Sunset Drive
Kansas City, MO 64112

LAURA MARCIA WOLFF GREENBAUM TRUST U/A 9/20/78 AS AMENDED

By:

Name:

	Address:	6035 High Drive
Shawnee Mission, KS 66208

IRVINE O. HOCKADAY JR. REVOCABLE TRUST DTD 5/16/96

By:

Name:

	Address:	2600 Grand Blvd.
Suite 450
Kansas City, MO 64108

J.A.S. TRUST DTD 7/6/72

By:

Name:

	Address:	414 Nichols Road
P.O. Box 410889
Kansas City, MO 64141

JPJ INVESTMENTS

By:

Name:

	Address:	800 W. 47th Street
Suite 300
Kansas City, MO 64112

BRIAN & SUSAN KAUFMAN

By:

Name:

	Address:	5050 W. 87th Street
Prairie Village, KS 66207

RICHARD B. KLEIN REV TRUST U/A DTD 6/8/93 AS AMENDED

By:

Name:

	Address:	8104 W. 99th Street
Overland Park, KS 66212

CURTIS KRIZEK

By:

Name:

	Address:	4200 Somerset Drive
Suite 200
Prairie Village, KS 66208

CHRISTOPHER D. LONG & ANGIE K. JTWROS

By:

Name:

	Address:	4801 Main Street
Suite 520
Kansas City, MO 64112

DONALD R. MCDONALD & DEBORAH S. MCDONALD JTWROS

By:

Name:

	Address:	12516 Sherwood
Leawood, KS 66209-3133

MARGARET A. NEMAN IRREV. TRUST U/A 7/20/05

By:

Name:

	Address:	2345 Grand Blvd.
Suite 2400
Kansas City, MO 64108

LEWIS E. NERMAN REV. TRUST DTD 10/19/89 AS AMENDED

By:

Name:

	Address:	11709 Manor Road
Leawood, KS 66211

PFF, INC.

By:

Name:

	Address:	800 W. 47th Street
Suite 300
Kansas City, MO 64112

PYNE FAMILY TRUST

By:

Name:

	Address:	69 Stern Lane
Suite 333
Atherton, CA 94027

MICHAEL T. PLATT TRUST DTD 5/20/03

By:

Name:

	Address:	14232 Nieman Road
Overland Park, KS 66221

LEE SCHIESSMAN

By:

Name:

	Address:	1301 Pennsylvania
Suite 333
Denverm CO 80203

SBS INVESTORS, LLC

By:

Name:

	Address:	P.O. Box 1297
Des Moines, IA 50321

LORI F. SIMMONS LIVING TRUST DTD 1/9/04

By:

Name:

	Address:	4200 Somerset Road
Suite 245
Prairie Village, KS 66208

BETSEY & FREDERICK SOLBERG

By:

Name:

	Address:	850 W. 52nd Street
Kansas City, MO 64112

LINDA M. STURGEON TRUST U/A DTD 6/16/92

By:

Name:

	Address:	16950 206th Street
Tonganoxie, KS 66086-5017

ROBERT A. TUCCI

By:

Name:

	Address:	3716 W. 64th Street
Mission Hills, KS 66208

GERALD M. WHITE TRUST UA DTD 12/19/85

By:

Name:

	Address:	8900 State Line Road
Suite 333
Leawood, KS 66206

LEWIS WHITE NONEXEMPT MARITAL TRUST U/T/A DTD 12/29/86 AS AMENDED

By:

Name:

	Address:	8900 State Line Road
Suite 333
Leawood, KS 66206

DELMAR EQUITY PARTNERS, L. P.

By:

Name:

	Address:	301 Elk Woods Road
Cordillera, CO 81632

ROBERT N. EPSTEN TRUST U/A DATED 6/29/1993

By:

Name:

	Address:	5200 Belleview Avenue
Kansas City, MO 64112

RJ INVESTMENTS LP

By:

Name:

	Address:	5200 Belleview Avenue
Kansas City, MO 64112

KRISTIN D. WEBSTER REVOCABLE TRUST DTD 4/10/2000

By:

Name:

	Address:	3700 W. 65th Street
Mission Hills, KS 6208-1738

[CONTINUED ON ADDITIONAL PAGES]

SCHEDULE A

	Number of Preferred	Number of	Total Purchase
Name of Purchaser	Shares Purchased	Warrants Purchased	Price
Dennis L. Baumann Trust A U/T/A Dated 11/24/92	8,333.33	1,250	$125,000.00
Irwin Blitt Revocable Trust U/A DTD 1/28/79 As Amended	13,333.33	2,000	$200,000.00
Greg Bricker and Cynthia Jean Calbert Ten Ent	6,666.66	1,000	$100,000.00
Bowen, John T.	8,333.33	1,250	$125,000.00
Caulkins, Max	16,666.66	2,500	$250,000.00
CF Partners, LP	22,133.33	3,320	$332,000.00
Keith Copaken & Amy L. Copaken JTWROS	6,666.66	1,000	$100,000.00
Jon Copaken & Shelley Copaken TEN ENT	6,666.66	1,000	$100,000.00
James Copaken Trust	6,666.66	1,000	$100,000.00
Paul Copaken Revocable Trust DTD 10/24/79 As Amended	11,066.66	1,666	$166,000.00
Thomas M. Cray Revocable Trust Dtd. 10/9/00	6,666.66	1,000	$100,000.00
Cunningham, Robin	15,000	2,250	$225,000.00
Epsten, Bradford M.	6,666	1,000	$100,000.00
Jack Fingersh DTD 8/21/1992 as Amended	18,700	2,805	$280,500.00
James S. Gerson Revocable Trust U/A Dtd. 4/94	6,666	1,000	$100,000.00

	Number of Preferred	Number of	Total Purchase
Name of Purchaser	Shares Purchased	Warrants Purchased	Price
Laura Marcia Wolff Greenbaum Trust U/A 9/20/78 as Amended	6,666	1,000	$100,000.00
Irvine O. Hockaday Jr. Revocable Trust DTD 5/16/96	13,333.33	2,000	$200,000.00
J.A.S. Trust DTD 7/6/72	33,333.33	5,000	$500,000.00
JPJ Investments	11,666.66	1,750	$175,000.00
Kaufman, Brian & Susan	6,666.66	1,000	$100,000.00
Richard B. Klein Rev Trust U/A DTD 6/8/93 as Amended	8,333.33	1,250	$125,000.00
Krizek, Curtis	6,666.66	1,000	$100,000.00
Long, Christopher D. & Angie K. JTWROS	16,666.66	2,500	$250,000.00
Donald R. McDonald & Deborah S. McDonald JTWROS	6,666.66	1,000	$100,000.00
Margaret A. Nerman Irrev. Trust U/A 7/20/05	11,066.66	1,660	$166,000.00
Lewis E. Nerman Rev. Trust DTD 10/19/89 as Amended	13,333.33	2,000	$200,000.00
PFF Inc.	18,700.00	2,805	$280,500.00
Pyne Family Trust	6,666.66	1,000	$100,000.00
Michael T. Platt Trust Dated May 20, 2003	13,333.33	2,000	$200,000.00
Schlessman, Lee	33,333.33	5,000	$500,000.00
SBS Investors, LLC	13,333.33	2,000	$200,000.00

	Number of Preferred	Number of	Total Purchase
Name of Purchaser	Shares Purchased	Warrants Purchased	Price
Lori F. Simmons Living Trust Dtd. 1/9/04	6,666.66	1,000	$100,000.00
Solberg, Betsey & Frederick	6,666.66	1,000	$100,000.00
Sturgeon, Linda M. Trust U/A DTD 6/16/1992	6,666.66	1,000	$100,000.00
Robert A. Tucci	13,333.33	2,000	$200,000.00
Gerald M. White Trust UA DTD 12/19/85	6,666.66	1,000	$100,000.00
Lewis White Nonexempt Marital Trust U/T/A DTD 12/29/86 As Amended	6,666.66	1,000	$100,000.00
Delmar Equity Partners, L.P.	16,666.66	2,500	$250,000.00
Robert N. Epsten Trust U/A Dated 6/29/1993	6,666.66	1,000	$100,000.00
RJ Investments LP	6,666.66	1,000	$100,000.00
Kristin D. Webster Revocable Trust DTD 4/10/2000	10,000.00	1,500	$150,000.00

EXHIBIT A
ARTICLES SUPPLEMENTARY FOR SERIES A
REDEEMABLE PREFERRED STOCK

EXHIBIT B
[Reserved]

EXHIBIT C
IMPORTANT NOTICE
TORTOISE CAPITAL RESOURCES CORPORATION
     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, UNTIL SUCH TIME AS THE CORPORATION’S COMMON STOCK IS REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE “EXCHANGE ACT”), THE CORPORATION HAS ELECTED TO BE REGULATED AS A BUSINESS DEVELOPMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”), AND THE CORPORATION’S COMMON STOCK QUALIFIES AS “PUBLICLY OFFERED SECURITIES” (WITHIN THE MEANING OF THE PLAN ASSET REGULATIONS OF THE DEPARTMENT OF LABOR AT 29 C.F.R. § 2510.3-101 (THE “PLAN ASSET REGULATIONS”)), THIS SECURITY MAY NOT BE OFFERED, SOLD, OR PLEDGED EXCEPT AS SET FORTH IN THIS PARAGRAPH BELOW BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS (X) A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (Y) AN “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(4), (5) OR (6) UNDER THE SECURITIES ACT), (2) REPRESENTS THAT IT IS NOT A BENEFIT PLAN INVESTOR (WITHIN THE MEANING OF THE PLAN ASSET REGULATIONS), WHETHER OR NOT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE; (3) REPRESENTS THAT IT IS A “QUALIFIED PURCHASER” AS DEFINED IN SECTION 2(A)(51) OF THE 1940 ACT (4) AGREES THAT HE, SHE OR IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING SUCH SECURITIES OR AN AVAILABLE EXEMPTION THEREFROM, IN EACH CASE SUBJECT TO THE RESTRICTIONS ON TRANSFER IMPOSED UNDER THE CORPORATION’S CHARTER AND DESCRIBED ABOVE; AND (5) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.
     FOLLOWING THE EFFECTIVENESS OF THE CORPORATION’S EXCHANGE ACT REGISTRATION WITH RESPECT TO ITS COMMON STOCK AND THE CORPORATION’S ELECTION TO BE REGULATED AS A BUSINESS DEVELOPMENT COMPANY UNDER THE 1940 ACT, THE RESTRICTION ON TRANSFER IN CLAUSE (3) OF THE PRECEDING PARAGRAPH WILL NO LONGER APPLY TO TRANSFERS OF THIS SECURITY. IN ADDITION, FOLLOWING THE DATE THAT THE CORPORATION’S COMMON STOCK QUALIFIES AS “PUBLICLY OFFERED SECURITIES” UNDER THE PLAN ASSET REGULATIONS, THE RESTRICTION ON TRANSFER IN CLAUSE (2) OF THE PRECEDING PARAGRAPH WILL NO LONGER APPLY.
     IF ANY RESALE OR OTHER TRANSFER OF THE SECURITIES IS PROPOSED TO BE MADE OTHER THAN PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR RULE 144 UNDER THE SECURITIES ACT, THE TRANSFEROR SHALL DELIVER TO THE CORPORATION, AN AGREEMENT FROM THE TRANSFEREE SUBSTANTIALLY IN THE FORM OF APPENDIX A TO THE FINAL OFFERING MEMORANDUM FOR THE PRIVATE PLACEMENT COMPLETED BY THE COMPANY IN JANUARY 2006 WHICH SHALL PROVIDE, AS APPLICABLE, AMONG OTHER THINGS, THAT THE TRANSFEREE IS A QUALIFIED PURCHASER AND A QUALIFIED INSTITUTIONAL BUYER AND THAT SUCH TRANSFEREE IS ACQUIRING THE SHARES OF COMMON STOCK FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT. THE CORPORATION RESERVES THE RIGHT PRIOR TO ANY OFFER, SALE OR OTHER TRANSFER OTHER THAN TO A QUALIFIED INSTITUTIONAL BUYER OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE CORPORATION.
     ONLY WHOLE SECURITIES WILL BE ISSUED AND MAY BE TRANSFERRED. ANY TRANSFER IN VIOLATION OF THE FOREGOING OR THE CORPORATION’S CHARTER OR ANY TRANSFER OF FRACTIONAL SECURITIES SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH SECURITIES FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO THE RECEIPT OF DIVIDENDS, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH SECURITIES.
     SO LONG AS THESE SECURITIES ARE “RESTRICTED SECURITIES” (AS SUCH TERM IS DEFINED IN RULE 144(A)(3) UNDER THE SECURITIES ACT), THE CORPORATION AGREES TO MAKE AVAILABLE TO EACH HOLDER AND EACH PROSPECTIVE PURCHASER OF THE SECURITIES DESIGNATED BY A HOLDER, UPON REQUEST, THE INFORMATION REQUIRED TO BE PROVIDED PURSUANT TO RULE 144A(D)(4) UNDER THE SECURITIES ACT.